Exhibit 99.1

Information: Paul V. Dufour	For Immediate Release
Telephone:(972) 401-7391	October 7, 2004

IMCO RECYCLING ANNOUNCES THE RESIGNATION OF

A MEMBER OF ITS BOARD OF DIRECTORS

IRVING, Texas - IMCO Recycling Inc. (NYSE:IMR) announced today that Don Navarro, a director of IMCO since 1986, has resigned from the board of directors to pursue other business opportunities.

Commenting on Mr. Navarro’s resignation, John E. Balkcom, IMCO’s chairman, noted that “Mr. Navarro’s contributions during the past 18 years have been invaluable to the company, particularly his service recently on IMCO’s special committee formed in 2003 to investigate strategic business opportunities which led to our announced proposal to merge with Commonwealth Industries, Inc. We wish Don all the best in his future endeavors.”

IMCO Recycling Inc. is one of the world’s largest recyclers of aluminum and zinc. The company has 21 U.S. production plants and five international facilities located in Brazil, Germany, Mexico and Wales. IMCO Recycling’s headquarters office is in Irving, Texas.

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